Exhibit 99.01

SUBLEASE

BETWEEN

ORACLE AMERICA, INC.

AND

GLU MOBILE INC.

500 HOWARD STREET

SAN FRANCISCO, CALIFORNIA

Entire Third Floor

SUBLEASE

THIS SUBLEASE (“Sublease”) is entered into as of April 16, 2013 (the “Effective Date”), by and between ORACLE AMERICA, INC., a Delaware corporation (“Sublandlord”) and GLU MOBILE INC., a Delaware corporation (“Subtenant”), with reference to the following facts:

A. Pursuant to that certain Lease dated as of November 3, 2000 (the “Original Master Lease”), as amended by that certain Amendment No. 1 dated as of November 30, 2000 (the “First Amendment”), by that certain Second Amendment to Lease Agreement dated as of March 29, 2002 (the “Second Amendment”), by that certain Third Amendment to Lease Agreement dated as of July 1, 2002 (the “Third Amendment”), by that certain Fourth Amendment to Lease Agreement dated as of February 26, 2004 (the “Fourth Amendment”), by that certain Fifth Amendment to Lease Agreement dated as of February, 2005 (the “Fifth Amendment”) and by that certain Sixth Amendment to Lease Agreement dated as of April 15, 2008 (the “Sixth Amendment”) (the “Master Lease”), HART Foundry Square IV, LLC (“Landlord”), as Landlord, leases to Sublandlord (successor in interest to Sun Microsystems, Inc.), as tenant, certain space (the “Master Lease Premises”) consisting of 223,681 rentable square feet in the Building located at 500 Howard Street in the city of San Francisco, California (the “Building”).

B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, a portion of the Master Lease Premises containing approximately 28,937 rentable square feet and consisting of the entire third (3rd) floor of the Building, said space being more particularly identified and described on the floor plan attached hereto as Exhibit A and incorporated herein by reference (the “Subleased Premises”).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

1. Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises.

2. Term.

(a) Generally. The term of this Sublease (the “Term”) shall commence on the date (the “Commencement Date”) that is the later to occur of (x) the date that Sublandlord delivers possession of the Subleased Premises to Subtenant and (y) the date upon which Sublandlord procures Landlord’s consent to this Sublease (the “Consent”) and shall end on March 31, 2018 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof. Upon the determination of the Commencement Date, Sublandlord and Subtenant will enter into a letter agreement in the form of Exhibit B attached hereto.

(b) Post-Commencement Date. Upon the Commencement Date, Subtenant shall have full access to the Subleased Premises for any use or purpose that is consistent with this Sublease, including but not limited to the performance of Subtenant’s Improvements (as defined in, and subject to the terms of, Section 14.2 below), and the installation of Subtenant’s fixtures and personal property.

3. Rent.

3.1 Rent Payments. From and after July 1, 2013 (the “Rent Commencement Date”), if the Commencement Date has occurred, Subtenant shall pay to Sublandlord as base rent for the Subleased Premises during the Term (“Base Rent”) the following:

Months of Term	Rate Per Rentable Square Foot Per Annum	Monthly Base Rent
July 1, 2013 - June 30, 2014	$47.00	$113,336.58
July 1, 2014 - June 30, 2015	$48.00	$115,748.05
July 1, 2015 - June 30, 2016	$49.00	$118,159.42
July 1, 2016 - June 30, 2017	$50.00	$120,570.83
July 1, 2017 - March 31, 2018	$51.00	$122,982.25

In the event that the Commencement Date has not occurred as of May 1, 2013 (the “Outside Commencement Date”), the Rent Commencement Date shall be the sixtieth (60th) day after the Commencement Date, provided that the Outside Commencement Date will be delayed on a day-by-day basis for each day (x) beyond April 9, 2013that this Sublease is not mutually executed and delivered and (y) that Subtenant fails to execute and deliver the Consent beyond three (3) business days after Sublandlord’s delivery to Subtenant of the Consent. Base Rent shall be paid on the first day of each month of the Term from and after the Rent Commencement Date, except that Subtenant shall pay one (1) month’s Base Rent to Sublandlord upon execution of this Sublease and delivery of this Sublease to Sublandlord; said pre-paid Base Rent will be applied to the first (1st) month’s Base Rent due and payable hereunder. During the period following the Commencement Date until the Rent Commencement Date, all of the terms and conditions of this Sublease, other than the obligation to pay Base Rent and Additional Rent (hereinafter defined), will apply. If the Term does not end on the last day of a month, the Base Rent and Additional Rent for any partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the following address:

1001 Sunset Boulevard

Rocklin, CA 95765

Attn: Lease Administration

or to such other persons or at such other places as Sublandlord may designate in writing.

3.2 Operating Costs.

(a) Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:

(1) “Additional Rent” shall mean the sums payable pursuant to Section 3.2(b) below.

(2) “Base Operating Costs” shall mean Operating Costs payable by Sublandlord to Landlord for the Master Lease Premises during the Base Year.

(3) “Base Year” shall mean the calendar year 2013.

(4) “Operating Costs” shall mean Operating Costs, Taxes, Rental Tax and/or Tenant’s Taxes (as such terms are defined in the Master Lease) charged by Landlord to Sublandlord pursuant to the Master Lease.

(5) “Rent” shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as “rent”, all of which are deemed and designated as rent pursuant to the terms of this Sublease.

(6) “Subtenant’s Percentage Share” shall mean 12.94% (i.e., 28,937/223,681).

(b) Payment of Additional Rent. In addition to the Base Rent payable pursuant to Section 3.1 above, from and after the expiration of the Base Year, for each calendar year of the Term, Subtenant, as Additional Rent, shall pay Subtenant’s Percentage Share of the amount by which Operating Costs payable by Sublandlord for the then current calendar year exceed Base Operating Costs. Sublandlord shall give Subtenant written notice of Sublandlord’s estimate of the amount of Additional Rent per month payable pursuant to this Section 3.2(b) for each calendar year after the Base Year promptly following the Sublandlord’s receipt of Landlord’s estimate of the Operating Costs payable under the Master Lease. Thereafter, the Additional Rent payable pursuant to this Section 3.2(b) shall be determined and adjusted in accordance with the provisions of Section 3.2(c) below.

(c) Procedure. The determination and adjustment of Additional Rent payable hereunder shall be made in accordance with the following procedures:

(1) Delivery of Estimate; Payment of Estimated Operating Costs. Upon receipt of a statement from Landlord specifying the estimated Operating Costs to be charged to Sublandlord under the Master Lease with respect to each calendar year, or as soon after receipt of such statement as practicable, Sublandlord shall give Subtenant written notice of its estimate of Additional Rent payable under Section 3.2(b) for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Landlord (as Landlord’s estimate may change from time to time), together with a copy of the statement received from Landlord (the “Estimated Operating Costs Statement”). On or before the first day of each month during each calendar year, and beginning with the first calendar month of the year following the Base Year, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (1/12th) of such estimated amount together with the Base Rent.

(2) Sublandlord’s Failure to Deliver Estimate. In the event the Estimated Operating Costs Statement is not given on or before December 1st of the calendar year preceding the calendar year for which Sublandlord’s Estimated Operating Costs Statement is applicable, as the case may be, then until the calendar month that next commences at least thirty (30) days from the date the Estimated Operating Costs Statement is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended (subject to any applicable adjustments set forth in a Year-End Adjustment Statement (as defined below)). Upon receipt of any Estimated Operating Costs Statement after December 1st Subtenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the applicable calendar year, to pay to Sublandlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Additional Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year that preceded the month in which Subtenant commenced payment of the estimated Operating Costs.

(d) Year End Reconciliation. Following the receipt by Sublandlord of a final statement of Operating Costs from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement of or reconciliation of Operating Costs for the calendar year just ended, based upon, and together with, a copy of any corresponding statement received by Sublandlord from Landlord (the “Year-End Adjustment Statement”). If on the basis of such Year-End Adjustment Statement Subtenant owes an amount that is less than the payments actually made by Subtenant for the calendar year just ended based on the Estimated Operating Costs Statement, Sublandlord shall credit such excess to the next payments of Rent coming due or, if the Term of this Sublease is about to expire, promptly refund such excess to Subtenant. If on the basis of such Year-End Adjustment Statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the Year-End Adjustment Statement from Sublandlord to Subtenant.

(e) Survival. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to Subsection 3.2(d), and such obligations shall survive, remain to be performed after, any expiration or earlier termination of this Sublease.

4. Letter of Credit.

4.1 Initial Letter of Credit. Concurrently with Subtenant’s execution and delivery to Sublandlord of this Sublease, Subtenant has delivered to Sublandlord, as collateral for the full performance by Subtenant of all of its obligations under this Sublease and for all losses and damages Sublandlord may suffer as a result of Subtenant’s failure to comply with one or more provisions of this Sublease, including, but not limited to, any post-Sublease termination damages under section 1951.2 of the California Civil Code an unconditional, irrevocable, transferable standby letter of credit (the “Initial Letter of Credit”) in the form attached hereto as Exhibit D in the amount of $1,229,822.50 (subject to potential reduction pursuant to Section 4.8 below) (the “Letter of Credit Amount”), issued by a financial institution (the “Issuing Bank”) acceptable to Sublandlord. Sublandlord hereby agrees that Silicon Valley Bank is an acceptable Issuing Bank. Subtenant shall cause the Letter of Credit (defined below) to be continuously maintained in effect (whether through a Replacement Letter of Credit (defined below), amendment, renewal or extension) but subject to the provisions of Section 4.8 below, through the date that is the later to occur of (i) the date that is ninety (90) days after the scheduled expiration date of the Term and (ii) the date that is ninety (90) days after Subtenant vacates the Subleased Premises and completes any restoration or repair obligations (the “Final Letter of Credit Expiration Date”).

4.2 Drawing Under Letter of Credit. Without prejudice to any other remedy available to Sublandlord under this Sublease or at law, Sublandlord may, subject to the limitations set forth in Section 4.4 below, draw upon the Initial Letter of Credit or any Replacement Letter of Credit on or after the occurrence of either: (i) an uncured event of default under this Sublease; (ii) any failure by Subtenant to deliver to Sublandlord a Replacement Letter of Credit as and when required pursuant to this Section 4; (iii) an uncured failure by Subtenant to perform one or more of its obligations under this Sublease and the existence of circumstances in which Sublandlord is enjoined or otherwise prevented by operation of law from giving to Subtenant a written notice which would be necessary for such failure of performance to constitute an event of default, or (iv) the appointment of a receiver to take possession of all or substantially all of the assets of Subtenant, or an assignment of Subtenant for the benefit of creditors, or any action taken or suffered by Subtenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted; provided that in the event of (i) or (iii), Sublandlord may, at Sublandlord’s sole option, draw upon a portion of the face amount of the Initial Letter of Credit or any Replacement Letter of Credit, as applicable, as required to compensate Sublandlord for damages incurred (with subsequent demands at Sublandlord’s sole election as Sublandlord incurs further damage).

4.3 Delivery of Replacement Letter of Credit. Subtenant shall deliver to Sublandlord a new letter of credit (a “Replacement Letter of Credit”) (the Initial Letter of Credit and/or any Replacement Letter of Credit being referred to herein as a “Letter of Credit”) at least thirty (30) days prior to the expiry date of the Initial Letter of Credit or of any Replacement Letter of Credit held by Sublandlord. Each Replacement Letter of Credit delivered by Subtenant to Sublandlord shall: (i) be issued by a banking institution acceptable to Sublandlord; (ii) be in the substantially same form as the letter of credit attached to this Sublease as Exhibit D; (iii) bear an expiry date not earlier than one (1) year from the date when such Letter of Credit is delivered to Sublandlord; and (iv) be in an amount not less than the Letter of Credit Amount (subject to potential reduction pursuant to Section 4.8 below). Upon the delivery to Sublandlord of a Replacement Letter of Credit as described in this Section 4, Sublandlord shall return to Subtenant the Initial Letter of Credit or any Replacement Letter of Credit then held by Sublandlord thereafter.

4.4 Proceeds of Draw. All proceeds of a draw upon any Letter of Credit shall constitute Sublandlord’s sole and separate property (and not Subtenant’s property or the property of Subtenant’s bankruptcy estate) and Sublandlord may immediately upon any draw permitted hereunder (and without notice to Subtenant except as may be expressly provided in this Sublease) to apply or offset the proceeds of the Letter of Credit against: (i) any Rent payable by Subtenant under this Sublease that is not paid when due following any applicable notice and cure periods; (ii) all losses and damages that Sublandlord has suffered or that Sublandlord reasonably estimates that it may suffer as a result of Subtenant’s failure to comply with one or more provisions of this Sublease, including any damages arising under section 1951.2 of the California Civil Code following termination of this Sublease, to the extent permitted by this Sublease; (iii) any costs incurred by Sublandlord permitted to be reimbursed pursuant to this Sublease (including attorneys’ fees); and (iv) any other amount that Sublandlord may spend or become obligated to spend by reason of Subtenant’s default for which Sublandlord shall be entitled to seek reimbursement in accordance with this Sublease.

4.5 Sublandlord’s Transfer. If Sublandlord conveys or transfers its interest in the Subleased Premises in accordance with the provisions of the Master Lease and, as a part of such conveyance or transfer, Sublandlord assigns its interest in this Sublease: (i) any Letter of Credit shall be transferred to Sublandlord’s successor; (ii) Sublandlord shall be released and discharged from any further liability to Subtenant with respect to such Letter of Credit; and (iii) any Replacement Letter of Credit thereafter delivered by Subtenant shall state the name of the successor to Sublandlord as the beneficiary of such Replacement Letter of Credit and shall contain such modifications in the text of the Replacement Letter of Credit as are required to appropriately reflect the transfer of the interest of Sublandlord in the Premises and any Letter of Credit.

4.6 Additional Covenants of Subtenant. If, as result of any application or use by Sublandlord of all or any part of the Letter of Credit, Sublandlord notifies Subtenant in writing that the amount of the Letter of Credit plus any cash proceeds previously drawn by Sublandlord and not applied pursuant to Section 4.4 are less than the Letter of Credit Amount, Subtenant shall, within ten (10) business days thereafter, provide Sublandlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement or amended letter of credit for the total Letter of Credit Amount), and any such additional (or replacement or amended) letter of credit shall comply with all of the provisions of this Section 4. If Subtenant fails to timely comply with the foregoing, then notwithstanding anything to the contrary contained in this Sublease, the same shall constitute a material default by Subtenant without the necessity of additional notice or the passage of additional grace periods. Subtenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Sublandlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

4.7 Nature of Letter of Credit. Sublandlord and Subtenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code (as now existing or hereafter amended or succeeded, “Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceed thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

4.8 Reduction in Letter of Credit Amount. Provided that Subtenant has not previously been in monetary default hereunder (i.e., beyond notice and the passage of any applicable grace period) prior to the date of the applicable reduction request and further provided that Subtenant is not in monetary default (similarly defined) at the time of such request, upon written request by Subtenant, the Letter of Credit Amount may be reduced as follows: (i) to $983,858, at any time after the last day of the twelfth (12th) full calendar month of the Term; and (ii) to $737,893.50, at any time after the last day of the twenty fourth (24th) full calendar month of the Term; and (iii) to $491,929.00, at any time after the last day of the thirty sixth (36th) full calendar month of the Term. Subject to the condition described above, Sublandlord’s approval for such requested reduction shall not be unreasonably withheld, conditioned or delayed and shall be communicated to Subtenant within ten (10) business days of Subtenant’s request. Any reduction in the Letter of Credit Amount shall be accomplished by Subtenant providing Sublandlord with a substitute letter of credit or amendment thereto in the reduced amount. In no event shall the Letter of Credit Amount be reduced below $491,929.00 during the Term. Notwithstanding anything to the contrary contained in this Section 4.8, if, at any time, Subtenant is in monetary default hereunder, then, at Sublandlord’s option, Subtenant shall be obligated to reinstate the face amount of the Letter of Credit to the immediately preceding Letter of Credit Amount described in this Section 4.8 above within ten (10) business days following written notice from Sublandlord; Subtenant’s failure to so reinstate the Letter of Credit Amount will constitute a material default hereunder without the necessity of additional notice or the passage of additional grace periods.

5. Use and Occupancy.

5.1 Use. The Subleased Premises shall be used and occupied only for general office use, and for no other use or purpose.

5.2 Compliance with Master Lease.

(a) Subtenant will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done, or omit to do, any act which may result in a violation of or a default under the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant will indemnify, defend protect and hold Sublandlord harmless from and against any loss, cost, damage or liability (including attorneys’ fees) of any kind or nature arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord arising out of a request by Subtenant for, or the use by Subtenant of, additional or over-standard Building services from Landlord (for example, but not by way of limitation, charges associated with after-hour HVAC usage and overstandard electrical charges).

(b) Sublandlord shall (1) comply with its obligations under the Master Lease during the Term, including but not limited to curing Sublandlord’s defaults of the provisions therein, and (2) indemnify Subtenant against and hold Subtenant harmless from (x) any loss, cost, damage or liability incurred by Subtenant and arising from Sublandlord’s default under the Master Lease, provided that such default is not the result of an act or omission on the part of Subtenant or any employee, contractor or invitee of Subtenant in violation of the Master Lease or this Sublease, or (y) from Claims (as defined in the Master Lease) based on the negligent or willful acts or omissions of Sublandlord or its authorized representatives. Sublandlord agrees that it will not amend or modify in any way or knowingly take or fail to take any action under the Master Lease which would amplify or add to Subtenant’s obligations hereunder or adversely affect Subtenant’s rights under this Sublease. Without limitation, Sublandlord agrees that it will not terminate the Master Lease without the prior written consent of Subtenant; provided that the foregoing will not be construed from preventing Subtenant from terminating the Master Lease in the event of casualty or condemnation if Subtenant has a right to do so under the Master Lease. Sublandlord represents to Subtenant that, as of the Effective Date, (i) the Master Lease is in full force and effect, (ii) Sublandlord is not in default under the Master Lease, (iii) Landlord is not in default under the Master lease; (iv) Sublandlord has not received any notice from the Landlord or governmental authorities that (z) the Building is the subject of any pending condemnation or eminent domain proceeding or (zz) the Subleased Premises is not in compliance with applicable laws (as enacted and enforceable as of the Effective Date of this Sublease) in any material manner.

5.3 Landlord’s Obligations. Subtenant agrees that, except as expressly provided herein, Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder. Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Landlord under the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant’s obligations under this Sublease, or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to secure such performance by Landlord upon Subtenant’s request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord; the foregoing provision will not be construed to require Sublandlord to commence any litigation or similar proceeding unless Sublandlord, in its sole discretion, deems such action appropriate.

6. Master Lease and Sublease Terms.

6.1 Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease. Additionally, Subtenant’s rights under this Sublease shall be subject to the terms of the Consent. During the Term, and thereafter if applicable, with respect to Subtenant’s obligations which may have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease.

6.2 Incorporation of Terms of Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean Sublandlord and wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean Subtenant. Whenever in the Master Lease the word “Premises” is used it shall be deemed to mean the Subleased Premises, and any responsibility of either party with respect to the “Premises” shall be deemed to obligate such party to the extent necessary to affect such responsibilities with respect to the Subleased Premises. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease (a) of access or inspection, (b) to do work in the Master Lease Premises or in the Building, (c) in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

6.3 Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(a) Approvals. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord. Sublandlord agrees to communicate Subtenant’s requests for approval to Landlord on Subtenant’s behalf and Landlord’s responses and requests to Subtenant, provided that Subtenant will reimburse Sublandlord as additional Rent for costs incurred by Sublandlord in connection therewith, but not to exceed one-half (1/2) of the amounts that “Tenant” is obligated to reimburse “Landlord” as described in the Master Lease and excluding any costs Landlord incurs for which Sublandlord, as Tenant, is obligated to reimburse Landlord.

(b) Deliveries. In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. Sublandlord shall be responsible for the delivery of Subtenant’s evidence, certificates, any other matter or thing to Landlord on Subtenant’s behalf, provided that Subtenant will reimburse Sublandlord as additional Rent for any costs incurred by Sublandlord in connection therewith.

(c) Damage; Condemnation. Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain; provided that if and to the extent that, as of the Effective Date, the Subleased Premises contain improvements which constitute “Alterations” or “Tenant Improvements,” as such terms are defined in the Master Lease, and Sublandlord as “Tenant” under the Master Lease, is required to restore such Tenant Improvements or Alterations, Sublandlord will perform such work in accordance with the terms of the Master Lease. The foregoing shall not obligate Sublandlord to repair or service any Subtenant Improvements. Should any portion of the Subleased Premises or the Building be destroyed or condemned, Subtenant shall be entitled to an equitable adjustment of the Subtenant’s Percentage Share which is parallel to any similar adjustment received by Sublandlord under the Master Lease.

(d) Insurance. In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional insured on its insurance policy, Subtenant shall be required to designate Landlord and Sublandlord as additional insureds (only) on its insurance policy. Subtenant will not be required to insure Sublandlord’s personal property or Sublandlord’s Tenant Improvements or alterations existing as of the Effective Date, except as provided in this Sublease. Sublandlord agrees and acknowledges that for so long as insurance carriers refuse to provide notice of cancellation or non-renewal to certificate holders, the failure of Subtenant’s insurance carrier to provide such notice shall not be deemed a breach of Subtenant’s obligations to provide insurance pursuant to the Master Lease. The foregoing sentence will not be deemed to bind Landlord.

(e) Defaults of Master Landlord. In the event of a default of Master Landlord’s obligations under the Master Lease which default affects Subtenant’s tenancy, Sublandlord shall be responsible for determining whether to notify the Mortgagee (as defined in the Master Lease) of such default. Subtenant has no obligation to notify any Mortgagee of a default by Sublandlord or Master Landlord.

(f) Requests for Financial Information. Sublandlord agrees that Master Landlord’s waiver of the right to request financial statement shall also apply as a waiver from Sublandlord to Subtenant so long as Subtenant is a public company.

6.4 Exclusions. Notwithstanding the terms of Section 6.2 above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease:

(a) Original Master Lease. Basic Lease Information, Sections 1.2, 1.3 and 1.4, Article 2, Sections 3.1, 3.2 (except to the extent that the definition of Operating Costs is needed for purposes of calculating Tenant’s Percentage Share of Operating Costs pursuant to Section 3.2 of this Sublease, above), 7.2, 9.2(b), 9.3 (provided, however, that if and to the extent that Sublandlord is entitled to an abatement of rent payable under the Master Lease as a result of a Service Failure which also effects the Subleased Premises, Subtenant shall be entitled to a parallel abatement of rent or right to terminate this Sublease), 9.4, 11.2, Articles 19, 22, 23, 30, 32, 33, 35, 36 and 37, Exhibit A, Exhibit A-1, Exhibit B, Exhibit C, Exhibit E, Exhibit F, Exhibit F-1 and F-2, Exhibit H, Exhibit G;

(b) First Amendment: All;

(c) Second Amendment: All (except Section 4);

(d) Third Amendment: All;

(e) Fourth Amendment: All (except Section 3(a), Section 6 and Section 9(a));

(f) Fifth Amendment: All (except that Section 2 shall be incorporated to the extent necessary to define Operating Costs); and

(g) Sixth Amendment: All.

7. Assignment and Subletting. Subtenant shall not assign this Sublease or further sublet all or any part of the Subleased Premises except subject to and in compliance with all of the terms and conditions of the Master Lease, and Sublandlord (in addition to Landlord) shall have the same rights with respect to assignment and subleasing as Landlord has under the Master Lease. Subtenant shall pay all fees and costs payable to Landlord pursuant to the Master Lease in connection with any proposed assignment, sublease or transfer of the Subleased Premises, together with all of Sublandlord’s reasonable out-of-pocket costs relating to Subtenant’s request for such consent, regardless of whether such consent is granted, and the effectiveness of any such consent shall be conditioned upon Landlord’s and Sublandlord’s receipt of all such fees and costs.

8. Default.

8.1 Subtenant’s Default. Except as expressly set forth herein, Subtenant shall perform all obligations in respect of the Subleased Premises that Sublandlord would be required to perform pursuant to the Master Lease. It shall constitute an event of default hereunder if Subtenant fails to perform any obligation hereunder (including, without limitation, the obligation to pay Rent), or any obligation under the Master Lease which has been incorporated herein by reference, provided that Subtenant has not remedied such failure (i) in the case of any monetary default, three (3) business days after delivery of written notice (ii) in the case of an involuntary bankruptcy or insolvency proceeding (as described in Section 15.1(c) of the Master Lease), eighty (80) days after commencement; and (iii) in the case of any other default, ten (10) business days after delivery of written notice.

8.2 Sublandlord’s Default. In the event of Sublandlord’s failure to perform any of its covenants or agreements under this Sublease, including any obligation under the Master Lease which has become Sublandlord’s obligation, in whole or in part, by virtue of its incorporation herein by reference. An event of default shall be deemed to have occurred if Sublandlord fails to cure such a failure within thirty (30) days of the date of Subtenant’s written notice of the same failure.

9. Remedies. In the event of any default hereunder by Subtenant, Sublandlord shall have all remedies provided to the “Landlord” in the Master Lease as if a default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Sublandlord may resort to its remedies cumulatively or in the alternative. Except as provided in this Sublease, in the event of any default hereunder by Sublandlord, Subtenant shall have all remedies provided to the “Tenant” in the Master Lease as if a default had occurred thereunder. Subtenant may resort to its remedies cumulatively or in the alternative.

10. Right to Cure Defaults. If Subtenant fails to perform any of its obligations under this Sublease after expiration of applicable grace or cure periods, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant’s account. All costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) six percent (6%) per annum or (ii) the maximum rate allowable under law from the date of the expenditure until repaid. If Sublandlord undertakes to perform any of Subtenant’s obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord’s remedies. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.

11. Consents and Approvals. In any instance when Landlord’s consent is required, including but not limited to the Consent or Landlord’s consent or approval of Subtenant’s proposed alterations (provided that Sublandlord approves the same), Sublandlord shall use commercially reasonable efforts, at no cost to Sublandlord, to diligently procure Landlord’s consent. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter.

12. Sublandlord’s Representations and Liability. Sublandlord represents that: (a) Sublandlord is a duly organized and validly existing entity, (b) that Sublandlord has full right and authority to enter into this Sublease, and (c) that the persons so executing this Sublease are authorized to do so and have the power to bind Sublandlord to this Sublease. Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and /or assigns to perform or cause to be performed Landlord’s obligations under the Master Lease, (b) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (c) any damages or other liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant’s intended uses. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Sublandlord’s shareholders, directors, officers, or partners on account of any of Sublandlord’s obligations or actions under this Sublease. As used in this Sublease, the term “Sublandlord” means the holder of the tenant’s interest under the Master Lease and “Sublandlord” means the holder of sublandlord’s interest under this Sublease. In the event of any assignment or transfer of the Sublandlord’s interest under this Sublease, which assignment or transfer may occur at any time during the Term in Sublandlord’s sole discretion (but in accordance with the provisions of the Master Lease), Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to the date of the transfer and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord may transfer and deliver any then effective Letter of Credit to the transferee of Sublandlord’s interest under this Sublease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

13. Attorneys’ Fees. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to receive from the other party its costs associated therewith, including, without limitation, reasonable attorney’s fees and costs from the other party. Without limiting the generality of the foregoing, if Sublandlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Subtenant or in connection with any other breach of this Sublease by Subtenant, Subtenant agrees to pay Sublandlord reasonable actual attorneys’ fees as reasonably determined by Sublandlord for such services, irrespective of whether any legal action may be commenced or filed by Sublandlord. If any such non-litigation work is performed by in-house counsel (excluding the work of paralegals or support staff) for Sublandlord, the value of such work shall be determined at a reasonable hourly rate not to exceed $250 per hour for comparable outside counsel.

14. Delivery of Possession.

14.1 Generally. Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in their “AS IS” condition as the Subleased Premises exists on the Effective Date. As a condition precedent to Subtenant’s acceptance of the Subleased Premises in such “AS IS” condition, Sublandlord shall neither permit nor cause a material change in the Subleased Premises condition for the period of time from the Effective Date to preceding the date possession of the Subleased Premises is delivered to Subtenant. Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture (other than the Furniture, defined below), fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant’s occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in the same condition as the Subleased Premises were at the commencement of the Term, reasonable wear and tear and any Subtenant Improvements, as allowed by Sublandlord and Landlord, excepted; Subtenant acknowledges that Subtenant may, at either Sublandlord’s or Landlord’s election, remove from the Subleased Premises some or all of the Subtenant Improvements constructed (defined below) therein by Subtenant; additionally, at Subtenant’s cost, Subtenant will remove all telecommunications and data cabling installed by or for the benefit of Subtenant at the end of the Term.

14.2 Subtenant’s Improvements.

(a) Generally. The parties acknowledge that Subtenant intends to construct improvements within the Subleased Premises (“Subtenant Improvements”) in advance of Subtenant’s occupancy of the Subleased Premises. All Subtenant Improvements shall be carried out in accordance with the applicable provisions of the Master Lease. Sublandlord will have the right to reasonably approve the plans and specifications for any proposed Subtenant Improvements, as well as any contractors whom Subtenant proposes to retain to perform such work. Subtenant will submit all such information for Sublandlord’s review and written approval prior to commencement of any such work; Sublandlord will similarly submit such plans to Landlord for review and approval. Promptly following the completion of any Subtenant Improvements or subsequent alterations or additions by or on behalf of Subtenant, Subtenant will deliver to Sublandlord a reproducible copy of “as built” drawings of such work together with a CAD file of the “as-built” drawings in the then-current version of AutoCad.

(b) Code-Required Work. If the performance of any Subtenant Improvements or other work by Subtenant within the Subleased Premises “triggers” a requirement for code-related upgrades to or improvements of any portion of the Building, Subtenant shall be responsible for the cost of such code-required upgrade or improvements.

15. Holding Over. If Subtenant fails to surrender the Subleased Premises at the expiration or earlier termination of this Sublease, occupancy of the Subleased Premises after the termination or expiration shall be that of a tenancy at sufferance. Subtenant’s occupancy of the Subleased Premises during the holdover shall be subject to all the terms and provisions of this Sublease and Subtenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Subtenant or payment by Subtenant after the expiration or early termination of this Sublease shall be construed to extend the Term or prevent Sublandlord from immediate recovery of possession of the Subleased Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Sublandlord is unable to deliver possession of the Subleased Premises to a new subtenant or to Landlord, as the case may be, or to perform improvements for a new subtenant, as a result of Subtenant’s holdover, Subtenant shall be liable to Sublandlord for all damages, including, without limitation, consequential damages, that Sublandlord suffers from the holdover; Subtenant expressly acknowledges that such damages may include all of the holdover rent charged by Landlord under the Master Lease as a result of Subtenant’s holdover, which Master Lease holdover rent may apply to the entire Master Lease Premises. Notwithstanding the foregoing or any contrary provision of the Sublease, if the Term expires on the Expiration Date, Subtenant shall be entitled to hold over, without any obligation to pay Rent, solely for the purpose of performing any restoration or repair obligations of Subtenant under this Sublease so long as (i) Subtenant’s work does not interfere with Sublandlord’s restoration work, if any, the performance of which is concurrent with Subtenant’s work, and (ii) in no event will Subtenant have any right to remain in the Subleased Premises for any reason whatsoever following the date which precedes the date of expiration of the Master Lease.

16. Parking. During the Term Subtenant shall be permitted, but is not obligated, to lease from Landlord ten (10) of the parking spaces allocated to Sublandlord in the Master Lease at the rate(s) charged by Landlord from time to time.

17. Notices: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States certified or registered mail, return receipt requested, addressed: (i) if to Sublandlord, at the following addresses:

Oracle America, Inc.

c/o Oracle Corporation

1001 Sunset Boulevard

Rocklin, California 95765

Attn: Lease Administration

with a copy to:

Oracle America, Inc.

c/o Oracle Corporation

500 Oracle Parkway

Box 5OP7

Redwood Shores, California 94065

Attn: Legal Department

and (ii) if to Subtenant, at the following address, prior to the Commencement Date:

Glu Mobile Inc.

45 Fremont Street, Suite 2800

San Francisco, California 94105

Attn: General Counsel

And after the Commencement Date:

Glu Mobile Inc.

500 Howard Street, Suite 300

San Francisco, California 94105

Attn: General Counsel

or at such other address for either party as that party may designate by written notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

18. Furniture. During the Term, at no charge to Subtenant, Subtenant shall be permitted to use the existing modular and office furniture located in the Subleased Premises and described in more particular detail in Exhibit C attached hereto, as well as all equipment and cabling associated therewith (the “Furniture”). Subtenant shall have the right, by written notice delivered to Sublandlord prior to the Commencement Date, to notify Sublandlord of any items of the Furniture which Subtenant does not want to use in the Subleased Premises and, in such event, Sublandlord shall remove such items from the Subleased Premises at Sublandlord’s sole cost and expense and the parties shall enter into a letter agreement re-stating the schedule of Furniture set forth in Exhibit C attached hereto to remove from such schedule those items which Subtenant so requests to be removed from the Subleased Premises. Subtenant shall accept the Furniture in its current condition without any warranty of fitness from Sublandlord (Subtenant expressly acknowledges that no warranty is made by Sublandlord with respect to the condition of any cabling currently located in or serving the Subleased Premises); for purposes of documenting the current condition of the Furniture, Subtenant and Sublandlord shall, prior to the Commencement Date, conduct a joint walk-through of the Subleased Premises in order to inventory items of damage or disrepair in the Furniture. Subtenant shall use the Furniture only for the purposes for which such Furniture is intended and shall be responsible for the proper maintenance, insurance, care and repair of the Furniture, at Subtenant’s sole cost and expense, using maintenance contractors specified by Sublandlord. The policy limits of Subtenant’s insurance for the Furniture shall be at least $500,000 on an occurrence form basis under Subtenant’s business personal property policy which Subtenant is obligated to maintain under the Master Lease. Subtenant shall not modify, reconfigure or relocate any furniture except with the advanced written permission of Sublandlord, and any work of modifying any Furniture (including, without limitation, changing the configuration of, “breaking down” or reassembly of cubicles or other modular furniture) shall be performed at Subtenant’s sole cost using Sublandlord’s specified vendors or an alternate vendor approved in writing by Sublandlord (such approval to be granted or withheld on Sublandlord’s good faith discretion, based upon Sublandlord’s assessment of factors which include, without limitation, whether the performance by such vendor will void applicable warranties for such furniture and whether such vendor is sufficiently experienced in the design of such furniture). No item of Furniture shall be removed from the Subleased Premises without Sublandlord’s prior written consent. Unless Subtenant is purchasing the Furniture pursuant to the provisions set forth below, on or about the date of expiration of the Term, the parties shall once again conduct a walk-through of the Subleased Premises to catalog any items of damage, disrepair, misuse or loss among the Furniture (reasonable wear and tear excepted), and Subtenant shall be responsible, at Subtenant’s sole cost and expense, for curing any such items (including, with respect to loss, replacing any lost item with a substantially similar new item reasonably acceptable to Sublandlord). Notwithstanding the foregoing provisions of this Section 18 to the contrary, if Subtenant is not in default hereunder as of the date that is thirty (30) days prior to the Expiration Date, Subtenant shall have the right to purchase the Furniture for the sum of $0.00 by written notice delivered to Sublandlord on or before that is twenty (20) days prior to the Expiration Date; in such event, this Section 18 will constitute a bill of sale transferring ownership of the Furniture to Subtenant effective as of the Expiration Date on an “as is” basis with no representation or warranty, and, thereafter, Subtenant shall be solely responsible for the proper removal of the Furniture from the Subleased Premises and the Building in accordance with the terms and provisions of the Master Lease.

19. Signage. Subject to Landlord’s consent, Subtenant shall be entitled to Building-standard signage identifying Subtenant in the Building lobby directory (at Subtenant’s cost), as well as to install, at Subtenant’s sole cost and expense, signage identifying Subtenant in the elevator lobby serving the Subleased Premises. At the expiration or sooner termination of this Sublease, Subtenant, at Subtenant’s sole cost and expense, and in addition to any other restoration obligations of Subtenant, will cause any such third (3rd) floor elevator lobby signage to be removed and will repair all damage caused by Subtenant’s installation or removal of such signage to Sublandlord’s and Landlord’s reasonable satisfaction at Subtenant’s sole cost and expense.

20. Brokers. Subtenant represents that it has dealt directly with and only with Studley (“Subtenant’s Broker”), as a broker in connection with this Sublease. Sublandlord represents that it has dealt directly with and only with Colliers International (“Sublandlord’s Broker”), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than Subtenant’s Broker and Sublandlord’s Broker claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that Subtenant’s Broker and Sublandlord’s Broker shall be paid commissions by Sublandlord in connection with this Sublease pursuant to a separate agreement.

21. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

22. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

23. USA Patriot Act Disclosures. Subtenant is currently in compliance with and shall at all times during the Term remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

24. Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

SUBLANDLORD:	ORACLE AMERICA, INC., a Delaware corporation

By:	/s/ Randall W. Smith
Print Name:	Randall W. Smith
Title:	Vice President, Global Real Estate & Finance

SUBTENANT:	GLU MOBILE INC. a Delaware corporation

By:	/s/ Eric R. Ludwig
Print Name:	Eric R. Ludwig
Title:	CFO

EXHIBIT A

Subleased Premises

Furniture and Equipment included only if referenced in Exhibit C

Marina
North Beach
Presidio
Fillmore
Storage
Emergency Exit
Server Room
Bathrooms
Emergency Exit
Reception
Kitchen
Union Square
SoMa
Marketing
PLAN VIEW
HOWARD STREET
FIRST STREET
BIGPOINT
500 HOWARD STREET, SAN FRANCISCO, CA
THIRD FLOOR
FURNITURE PLAN
OVERALL
PRELIMINARY
1 1

Exhibit A

EXHIBIT B

Commencement Agreement

Date

Subtenant	GLU MOBILE, INC.
Address	Attn: Scott Leichtner, Vice President and General Counsel
45 Fremont Street, Suite 2800
San Francisco, CA 94105

Re:	Commencement Letter with respect to that certain Sublease dated as of , , by and between ORACLE AMERICA, INC., a Delaware corporation, as Sublandlord, and GLU MOBILE INC., a Delaware corporation, as Subtenant, for 28,937 rentable square feet on the third (3rd) floor of the Building located at 500 Howard Street, San Francisco, California.

Dear     Mr. Leichtner:

In accordance with the terms and conditions of the above referenced Sublease, Subtenant accepts possession of the Subleased Premises and agrees:

1.	The Commencement Date is ;

2.	The Expiration Date is .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Sublandlord Authorized Signatory

Agreed and Accepted:

Subtenant:

By:	[EXHIBIT — DO NOT SIGN]
Name:
Title:
Date:

Exhibit B

EXHIBIT C

Furniture

Item	Description	Size	Qty
Executive Office Furniture
Executive Desk	Wood laminate w/brushed nickel legs	90”w x 30”d x 29”h	1
Executive Desk Extension	Wood laminate w/brushed nickel legs	87”w x 24”d x 24”h	1
Executive Credenza	Wood laminate w/drawers and cushioned gray leather top	72”w x 24’d x 24”h	1
Executive Wall Hung Cabinet	Wood laminate	96”w x 17”d x 15”h	1
Executive Locker	Wood laminate	15”w x 24”d x 78”h	1
Guest Chair	Gray leather w/mesh back and chrome base	N/A	2

Desks
Desk	Beige laminate top w/gray base	72”w x 30”d x 32”h	18
Cluster Pod	Seats 18, wood grain lamanite top w/silver fabric & metal partitions	N/A	5
Cluster Pod	Seats 6, wood grain lamanite top w/silver fabric & metal partitions	N/A	2
Cluster Pod	Seats 3, wood grain lamanite top w/silver fabric & metal partitions	N/A	1
Straight Pod	Seats 6, white lamanite top w/silver metal partitions	N/A	3
Straight Pod	Seats 4, white lamanite top w/silver metal partitions	N/A	2

Seating
Hercules Contemporary Chair	Black w/chrome frame	29”w x 26”d x 26”h	5
Task Chair	Red fabric w/gray base	N/A	131
Sofa	Gray fabric w/chrome legs	70”w x 32”d	1
Bar Stool	Black leather seat w/chrome legs and height adjustable	N/A	3
Cafeteria Chair	Beige fabric w/black base	N/A	21
Prestige Conference Chair	Gray fabric	N/A	14
Task Chair	Black fabric w/black base	N/A	46
Stool	Plywood seat w/black legs	N/A	6

Tables
Conference Table	Wood laminate top w/chrome legs	144”w x 59”d x 29”h	1
Conference Table	Gray laminate top w/chrome legs	120”w x 48”d x 29”h	1
Conference Table	Laminate top w/black base	118”w x 46”d x 29”h	2
Round Table	Beige laminate top w/black base	36” dia	15
Side Table	Wood laminate top w/chrome legs	72”w x 20”d x 29”h	1
Cafeteria Table	Wood laminate top w/black base and casters	60”w x 30”d x 29”h	6
Corner (Triangle) Table	Gray laminate top w/black base and casters	38” x 29”h	5
Table	Beige laminate top w/black base and casters	60”w x 27”d x 29”h	4
Square Table	Laminate top w/chrome base	36” x 36’ x 29”h	2

Exhibit C-1

Item	Description	Size	Qty
Cabinets
Filing Cabinet	2-drawer lateral, gray	36’w x 24”d x 27”h	18
Filing Cabinet	2-drawer lateral, gray	36’w x 18”d x 27”h	5
Filing Cabinet	B/F drawers, gray, casters	15”w x 18”d x 22”h	44
Filing Cabinet	5-drawer lateral, black	36’w x 18”d x 73”h	4
Filing Cabinet	5-drawer lateral, beige	36’w x 18”d x 73”h	6
Filing Cabinet	2-drawer lateral, black	42”w x 18”d x 22”h	10
Storage Cabinet	Gray metal	42”w x 18”d x 27”h	2
Storage Cabinet	Black metal	42”w x 19”d x 64”h	2

Miscellaneous
Locker	Brown metal w/upper cabinet and b/b/f drawers	N/A	81
Wire Storage Shelves	Silver metal	48”w x 21”d x 87”h	5
AV Cart	Black metal w/casters	40”w x 22”d x 36”h	1
Microwave Cart	Black	28”w x 17”d x 35”h	1
Refrigerator	GE Profile, black	N/A	2
DVR	N/A	N/A	1

Exhibit C-2

EXHIBIT D

Form of Letter of Credit

FORM OF LETTER OF CREDIT

ISSUING BANK

ADDRESS OF ISSUING BANK

DATE:

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

BENEFICIARY:	APPLICANT:

AMOUNT: USD $

EXPIRATION:                     AT OUR COUNTERS

WE HEREBY ESTABLISH IN YOUR FAVOR OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER                 WHICH IS AVAILABLE WITH [ISSUING BANK] BY PAYMENT AGAINST PRESENTATION OF THE ORIGINAL OF THIS LETTER OF CREDIT AND YOUR DRAFTS AT SIGHT DRAWN ON [ISSUING BANK] AT THE ADDRESS ABOVE, ACCOMPANIED BY THE DOCUMENTS DETAILED BELOW:

A LETTER SIGNED BY A PURPORTED AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY STATING THAT BENEFICIARY IS ENTITLED TO DRAW ON THIS LETTER OF CREDIT PURSUANT TO THAT SUBLEASE BETWEEN                 AND                 , AS IT MAY BE AMENDED.

THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR WRITTEN CONSENT OF BENEFICIARY.

SPECIAL CONDITIONS:

THIS LETTER OF CREDIT SHALL AUTOMATICALLY RENEW WITHOUT AMENDMENT FOR AN ADDITIONAL ONE YEAR PERIOD FROM THE CURRENT OR FOR ANY FUTURE EXPIRATION DATE, UNLESS WE SHALL NOTIFY YOU IN WRITING BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR OVERNIGHT COURIER AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE THAT THIS LETTER OF CREDIT WILL NOT BE RENEWED. FOLLOWING SUCH NOTIFICATION AND PRIOR TO THE EXPIRATION OF THIS LETTER OF CREDIT, YOU MAY DRAW UPON THIS LETTER OF CREDIT BY PRESENTATION OF THE SIGHT DRAFT(S) MENTIONED ABOVE, ACCOMPANIED BY A LETTER SIGNED BY A PURPORTED AUTHORIZED REPRESENTATIVE OF BENEFICIARY STATING THAT BENEFICIARY HAS NOT BEEN PRESENTED WITH A SUBSTITUTE LETTER OF CREDIT IN THE SAME PRINCIPAL AMOUNT, AND ON THE SAME TERMS AS THIS LETTER OF CREDIT FROM AN ISSUER REASONABLY SATISFACTORY TO YOU.

THIS LETTER OF CREDIT IS TRANSFERABLE AND MAY BE TRANSFERRED ONE OR MORE TIMES BY THE NAMED BENEFICIARY HEREUNDER OR BY ANY TRANSFEREE HEREUNDER TO A SUCCESSOR TRANSFEREE. TRANSFER OF THIS LETTER OF CREDIT IS SUBJECT TO OUR RECEIPT OF BENEFICIARY’S INSTRUCTIONS IN THE FORM ATTACHED AS EXHIBIT A, ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

PARTIAL DRAWS ARE ALLOWED UNDER THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 AND ENGAGES US PURSUANT TO THE TERMS THEREIN.

[ISSUING BANK]

AUTHORIZED SIGNATURE SIGNATURE	AUTHORIZED

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

Dated:             , 20

EXHIBIT A to Form of Letter of Credit

DATE:

TO: [ISSUING BANK]

Re:	Irrevocable Standby Letter of Credit No.

Gentlemen:

For value received, the undersigned Beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address)

All rights of the undersigned beneficiary to draw under the above Letter of Credit up to its available amount as shown above as of the date of this transfer.

By this transfer, all rights of the undersigned Beneficiary in such Letter of Credit are transferred to the Transferee. transferee shall have the sole rights as Beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. All amendments are to be advised direct to the Transferee without necessity of any consent of or notice to the undersigned Beneficiary.

The original of such Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary Notice of Transfer.

Sincerely,

(Signature of Beneficiary)

(Beneficiary’s Name)

(Beneficiary’s Name and Title)